UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2021

APPLIED UV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39480	84-4373308
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

150 N. Macquesten Parkway Mount Vernon, NY	10550
(Address of principal executive offices)	(Zip Code)

(914) 665-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2021, Applied UV, Inc. (the “Company”) and is wholly owned subsidiary, SteriLumen, Inc., a New York corporation (the “Purchaser”) entered into an asset purchase agreement (the “APA”) with KES Science & Technology, Inc., a Georgia corporation (“KES”) and JJS Technologies, LLC, a Georgia limited liability company (“JJS” and together with KES, the “Sellers”), John J. Hayman Jr., an individual, John J. Hayman, III, an individual, and Scott Hayman, an individual, pursuant to which the Purchaser acquired substantially all of the assets of the Sellers and assumed certain of its current liabilities and contract obligations, as set forth in the APA (the “Acquisition”). In the Acquisition, the Purchaser acquired substanytially all of the Sellers’ assets and was assigned contracts related to the supply chain management and sale of the Airocide™ system of air purification technologies, originally developed for NASA with assistance from the University of Wisconsin at Madison, that uses a combination of UV-C and a proprietary, titanium dioxide-based photocatalyst that has applications in the hospitality, hotel, healthcare, nursing homes, grocer, wine, commercial buildings, cannabis, and retail sectors. On September 28, 2021 (the “Closing Date”), the transactions contemplated by the APA were completed.

On the Closing Date, the Sellers received, as consideration for the Acquisition, a purchase price consisting of (i) $4,300,000 in cash; and (ii) 300,000 shares of the Company’s common stock, par value $0.0001 per share.

In connection with the Acquisition, the Purchaser has executed employment agreements with two key employees of the Sellers.

The foregoing summary of the APA and the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the APA, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01, the disclosure set forth in Item 1.01 above regarding the acquisition of assets pursuant to the APA is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02, the disclosure set forth in Item 1.01 above regarding the issuance of shares of the Company’s common stock pursuant to the APA is incorporated by reference to this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 1.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro forma financial information.

The pro forma financial information required by this Item, with respect to the acquisition described in Item 1.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit Number	Description
2.1*	Asset Purchase Agreement dated as of September 28, 2021, by and among Applied UV, Inc., SteriLumen, Inc., JJS Technologies, LLC, KES Science & Technology, Inc., John J. Hayman Jr., John J. Hayman, III, and Scott Hayman.
99.1	Press release dated September 29, 2021.

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED UV, INC.

Date: October 4, 2021	By: /s/ Keyoumars Saeed
Name: Keyoumars Saeed
Title: Chief Executive Officer

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